Exhibit 99.1
*** PROXY CARD ***
DENBURY RESOURCES INC.
SPECIAL MEETING OF STOCKHOLDERS
to be held
,        , 2010

PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL
 Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
 Please call toll-free 1-800-690-6903 in the United States, Canada or Puerto Rico from any touch-tone telephone and follow the instructions. Have your proxy card available when you access the web page, and use the Control Number and Account Number shown on your proxy card.
TO VOTE BY INTERNET
 Please access the web page at “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Control Number and Account Number shown on your proxy card.
TO VOTE IN PERSON
 You may vote your shares in person by attending the Special Meeting.

YOUR CONTROL NUMBER IS ≡
Please Detach and mail in the Envelope Provided

☑	Please mark your votes as in this example

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the Agreement and Plan of Merger dated October 31, 2009, by and between Denbury Resources Inc. (“Denbury”) and Encore Acquisition Company (“Encore”), which provides for, among other things, the merger of Encore with and into Denbury and the issuance of Denbury common stock to Encore stockholders as part of the merger consideration.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to adjourn the special meeting, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt Proposal 1.	☐	☐	☐

Date:

Signature:

Signature:
(If held Jointly)

*** PROXY CARD ***
DENBURY RESOURCES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                     , 2010
     By signing this proxy, I appoint Gareth Roberts, Co-Chairman of the Board of Denbury Resources Inc. (“Denbury”), Wieland F. Wettstein, Co-Chairman of the Board of Denbury, Phil Rykhoek, Chief Executive Officer of Denbury and Mark C. Allen, Senior Vice President, Chief Financial Officer and Treasurer of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury common stock that I am entitled to vote at the Special Meeting of Stockholders to be held on                     , 2010, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.
     If this proxy is properly executed, your shares of Denbury common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Denbury common stock will be voted for the proposal to approve the Agreement and Plan of Merger, dated as of October 31, 2009, by and between Denbury and Encore Acquisition Company (“Encore”), which provides for, among other things, the merger of Encore with and into Denbury and the issuance of Denbury common stock to Encore stockholders as part of the merger consideration, and for the proposal to adjourn the special meeting, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt Proposal 1. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.
PLEASE SIGN AND MAIL YOUR PROXY TODAY.